UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2011

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information contained under Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events.

Gevo, Inc. (the “Company”) and a large ethanol producer in the Midwest (the “JV Partner”) have entered into advanced negotiations to finalize the definitive documents necessary to commence a joint venture pursuant to a non-binding letter of intent between the parties which was first disclosed in the Registration Statement on Form S-1/A filed by the Company with the Securities and Exchange Commission on January 19, 2011. The transaction contemplates a joint venture between the JV Partner and the Company pursuant to which the JV Partner would make available its existing 50 million gallon per year ethanol production facility and the Company would be responsible for retrofitting such facility to produce isobutanol. Upon completion of the retrofit, both parties to the joint venture would receive a portion of the profits from the sale of isobutanol, consistent with the Company’s business model.

While the Company and the JV Partner have entered into advanced negotiations to finalize the definitive documents necessary to commence the joint venture project there can be no assurance that the Company will reach an agreement on final terms or be successful in executing a definitive joint venture agreement with the JV Partner at any particular time or at all. In the event that a definitive agreement is reached, management will disclose all agreements deemed material through Form 8-K filings in accordance with Securities and Exchange Commission regulations.

Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to the timing or ability of the Company to reach an agreement on the final terms of the joint venture project and the benefits expected to result therefrom. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

Date: May 16, 2011